UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 10, 2006, Plug Power Inc. (the “Company”) entered into a Stock Purchase Agreement with Smart Hydrogen Inc. (the “Buyer”) pursuant to which the Company agreed to sell shares of Class B Capital Stock of the Company to the Buyer (the “Sale Transaction”). If the Sale Transaction is completed, then the size of the Company’s Board of Directors will be fixed at eleven members and the Buyer, as the holder of all of the outstanding shares of Class B Capital Stock, will initially be entitled to appoint four of the eleven members of the Board of Directors. Additionally, one of the closing conditions to the Sale Transaction is that four vacancies exist on the Board of Directors.

As a result, in order to accommodate the potential Sale Transaction, on April 24, 2006:

•	Robert J. Buckler informed the Company that he has decided not to stand for re-election at, and is resigning effective as of immediately following, the Company’s 2006 annual meeting of stockholders; and

•	Douglas T. Hickey and John M. Shalikashvili each informed the Company that he is resigning subject to, and effective upon, the closing of the Sale Transaction.

Messrs. Buckler, Hickey and Shalikashvili had no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: April 26, 2006

By:  /s/    David A. Neumann

        David A. Neumann

        Chief Financial Officer